UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2005

REYNOLDS AMERICAN INC.

(Exact name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

401 North Main Street
Winston-Salem, North Carolina 27102-2990

(Address of Principal Executive Offices) (Zip Code)

(336) 741-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 21, 2005, Reynolds American Inc. (“RAI”) announced that its direct wholly owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), commenced a cash tender offer (the “Offer”) for any and all of RJR’s $500 million aggregate principal amount of 7 3/4% Notes due 2006 (the “Notes”), and a consent solicitation to amend (the “Amendments”) the indenture governing the Notes (the “Indenture”). Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement, dated June 21, 2005 (the “Offer to Purchase”), adoption of the Amendments was conditioned upon, among other things, holders of at least a majority in principal amount of the outstanding Notes consenting to the Amendments (the “Requisite Consents Condition”). The Requisite Consents Condition and the other conditions to adoption of the Amendments were satisfied on July 6, 2005, at which time The Bank of New York, as trustee under the Indenture, RJR as issuer, and RAI and the other guarantors of the Notes, entered into a Fourth Supplemental Indenture to the Indenture, effecting the Amendments.

     The Amendments provide for the elimination of substantially all the restrictive covenants governing the Notes and an event of default with respect to the Notes (but not with respect to any other series of notes issued under the Indenture). These covenants, among other things, limited the ability of RJR and certain of its subsidiaries to mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of a subsidiary or certain principal property of RJR or certain subsidiaries, and to enter into sale/lease-back transactions.

     The Bank of New York has in the past provided, and is currently providing, banking, trust and other services to RJR and its affiliates, including as a participant in RJR’s revolving credit facility and as transfer agent for RAI’s common stock.

     Subject to the Offer to Purchase, the Offer will expire at 12:00 midnight, New York City time, on July 19, 2005.

     A copy of the Fourth Supplemental Indenture is attached to this report as Exhibit 4.1.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this Report is incorporated herein by reference in response to this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibits	Description

4.1	Fourth Supplemental Indenture, dated July 6, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and various subsidiaries of Reynolds American Inc. as guarantors, and The Bank of New York, as trustee.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005	REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits	Description

4.1	Fourth Supplemental Indenture, dated July 6, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and various subsidiaries of Reynolds American Inc. as guarantors, and The Bank of New York, as trustee.

4